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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement on Form S-4 of New December, Inc. of our report dated February 13, 2002, except for Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- Goodwill, Distribution Rights and Other Intangibles and Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products) which are as of September 20, 2002, relating to the financial statements, which appears in Dreyer's Grand Ice Cream, Inc.'s Current Report on Form 8-K/A dated February 4, 2003. We also consent to the incorporation by reference of our report dated February 13, 2002 relating to the financial statement schedule, which appears in Dreyer's Grand Ice Cream, Inc.'s Annual Report on Form 10-K for the year ended December 29, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP
San Francisco, California
February 13, 2003